Exhibit 10.30

FORM OF

BLACK KNIGHT FINANCIAL SERVICES, INC.

2015 OMNIBUS INCENTIVE PLAN

Restricted Stock Award Agreement

(Subject to Time-Based Restriction)

SECTION 1. GRANT OF RESTRICTED STOCK

(a) Restricted Stock. On the terms and conditions set forth in the Notice of Restricted Stock Grant (the “Notice”) and this Restricted Stock Award Agreement (the “Agreement”), the Company grants to the Grantee on the Effective Date of Grant the Shares of Restricted Stock (the “Restricted Stock”) set forth in the Notice.

(b) Plan and Defined Terms. The Restricted Stock is granted pursuant to the Black Knight Financial Services, Inc. 2015 Omnibus Incentive Plan (the “Plan”). All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are hereby incorporated by reference herein. Except as set forth in Section 2(d) of this Agreement, to the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 2. FORFEITURE AND TRANSFER RESTRICTIONS

(a) Forfeiture. Except as otherwise provided in Grantee’s employment, director services or similar agreement in effect at the time of the employment termination:

(i) If the Grantee’s employment or service as a Director or Consultant is terminated for any reason, including as a result of the Grantee’s death or disability, the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares are subject to a Period of Restriction at the time of such termination.

(ii) If the Grantee’s employment or service as a Director or Consultant is terminated for Cause (as defined below), the Grantee shall, for no consideration, forfeit to the Company any Shares acquired pursuant to this Agreement that are then held by the Grantee, whether or not such Shares are subject to a Period of Restriction at the time of such termination.

(iii) The term “Cause” shall have the meaning ascribed to such term in the Grantee’s employment, director services or similar agreement with the Company. If the Grantee’s employment, director services or similar agreement does not define the term “Cause,” or if the Grantee has not entered into an employment, director services or similar agreement with the Company or any Subsidiary, the term “Cause” shall mean a termination by the Company or a Subsidiary based upon the Grantee’s: (i) persistent failure to perform duties consistent with a commercially reasonable standard of care (other than due to a physical or mental impairment or due to an action or inaction directed by the Company); (ii) willful neglect of duties (other than due to a physical or mental impairment or due to an action or inaction directed by the Company); (iii) conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty or moral turpitude; (iv) material breach of this Agreement; (v) material breach of the Company’s business policies, accounting practices or standards of ethics; (vi) material breach of any applicable non-competition, non-solicitation, trade secrets, confidentiality or similar restrictive covenant, or (vii) failure to materially cooperate with or impeding an investigation authorized by the Board. The Grantee’s termination for Cause shall be effective when and if a resolution is duly adopted by an affirmative vote of at least  3⁄4 of the Board (less the Grantee, if applicable), stating that, in the good faith opinion of the Board, the Grantee is guilty of conduct constituting Cause under this Agreement; provided, however, that the Grantee shall have been given reasonable opportunity to cure any act or omission that constitutes Cause if capable of cure unless the Grantee has previously been given an opportunity to cure an act or omission that constitutes Cause. For the avoidance of doubt, the events set forth under clause (iii) above are not capable of cure.

(b) Transfer Restrictions. During the Period of Restriction, the Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent such Shares are subject to a Period of Restriction.

(c) Lapse of Restrictions. The Period of Restriction shall lapse as to the Restricted Stock in accordance with the Notice and the terms of this Agreement. Subject to the terms of the Plan and Section 6(a) hereof, upon lapse of the Period of Restriction, the Grantee shall own the Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.

(d) Change in Control; Sale of the Company. Notwithstanding anything to the contrary in the Plan, the Period of Restriction imposed on the Restricted Stock shall not lapse due to a Change in Control; however, upon the occurrence of a “Sale of the Company” (as defined below), any Period of Restriction or other restriction imposed on the Restricted Stock that has not previously lapsed shall lapse. For purposes of this Agreement, the term “Sale of the Company” means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of Persons on an arm’s-length basis other than the Company or any Subsidiary or other affiliate thereof, pursuant to which such Person or Persons (i) acquires (whether by merger, purchase, recapitalization, reorganization, redemption, issuance of Shares or otherwise) more than fifty-percent (50%) of the total combined voting power of all classes of stock of the Company or (ii) acquires assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing securities to entities controlled by the Company.

SECTION 3. STOCK CERTIFICATES

As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Grantee’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Grantee until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Grantee may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement.

SECTION 4. SHAREHOLDER RIGHTS

Except for the transfer and dividend restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Grantee shall have all other rights of a holder of Shares, including the right to vote (or to execute proxies for voting) such Shares. Unless otherwise determined by the Committee, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.

SECTION 5. DIVIDENDS

(a) Any dividends paid with respect to Shares which remain subject to a Period of Restriction shall not be paid to the Grantee but shall be held by the Company.

(b)	Such held dividends shall be subject to the same Period of Restriction as the Shares to which they relate.

(c) Any dividends held pursuant to this Section 5 which are attributable to Shares which vest pursuant to this Agreement shall be paid to the Grantee within 30 days of the applicable vesting date.

(d) Dividends attributable to Shares forfeited pursuant to Section 2 of this Agreement shall be forfeited to the Company on the date such Shares are forfeited.

SECTION 6. MISCELLANEOUS PROVISIONS

(a) Tax Withholding. Pursuant to Article 20 of the Plan, the Committee shall have the power and right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Grantee’s FICA obligations) required by law to be withheld with respect to this Award. The Committee may condition the delivery of Shares upon the Grantee’s satisfaction of such withholding obligations. The Grantee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction, and, to the extent the Committee so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(b) Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice by the Company, the Board or the Committee.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d) Choice of Law. This Agreement and the Notice shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice to be governed by or construed in accordance with the substantive law of another jurisdiction.

(e) Arbitration. Subject to, and in accordance with the provisions of Article 3 of the Plan, any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice, provided that all substantive questions of law shall be determined in accordance with the state and federal laws applicable in Florida, without regard to internal principles relating to conflict of laws.

(f) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement.

(g) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(h) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

(i) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Award Agreement shall be interpreted accordingly.

EXHIBIT A

Vesting and Restrictions

This grant is subject to a Time-Based Restriction, as described below (collectively, the “Period of Restriction”).

Time-Based Restrictions

Vesting Date	% of Restricted Stock

Vesting

As of each Vesting Date, the percentage of Restricted Stock indicated next to such Vesting Date shall vest (such vesting schedule referred to as the “Time-Based Restriction”).

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IN WITNESS WHEREOF, each party has signed this Agreement on the date shown below.

BLACK KNIGHT FINANCIAL
SERVICES, INC.		SERVICE PROVIDER

By:		By:
	Name:		Name:
Title:

Date:		Date: